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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


        Date of Report (date of earliest event reported) February 9, 1998
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                               I-FLOW CORPORATION
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               (Exact name of registrant as specified in charter)


         California                      0-18338                    33-0121984
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(State or other jurisdiction           (Commission                 (IRS Employer
      of incorporation)                File Number)                   Id. No.)


20202 Windrow Drive, Lake Forest,  California                     92630
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  (Address of principal executive offices)                      (Zip Code)


        Registrant's telephone number, including area code (714) 206-2700
                                                           ---------------------

                                       N/A
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          (Former name / former address, if changed since last report)

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Item 2.  Acquisition or Disposition of Assets.
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On February 9, 1998, I-Flow Corporation, a California corporation (the
"Registrant") entered into an Agreement and Plan of Merger (the "Agreement") by and among the Registrant, I-Flow Subsidiary, Inc., a California corporation, and a wholly owned subsidiary of the Registrant ("I-FlowSub"), InfuSystems II, Inc., a Michigan corporation ("InfuSystems"), Venture Medical, Inc., a Michigan corporation ("VMI") and the shareholders of InfuSystems and VMI, contemplating the merger of InfuSystems and VMI with and into I-FlowSub. Pursuant to the Agreement, VMI and InfuSystems were merged with and into I-FlowSub (the "Merger") effective as of February 11, 1998 (the "Effective Time").

In the Merger, all of the outstanding shares of common stock of VMI and InfuSystems were exchanged for shares of common stock of the Registrant. The aggregate number of shares of common stock of the Registrant issued in the Merger to the shareholders of VMI and InfuSystems was 972,372 shares, valued at approximately $2.9 million (subject to certain post-effective adjustments). As contemplated by the Agreement, shares of common stock of the Registrant issued in the Merger valued at $1.5 million (the "Escrowed Shares") were withheld by the Registrant and were delivered to U.S. Trust Company of California, N.A., as escrow agent, to be deposited in escrow. The Escrowed Shares, or cash equal to the closing value of the Escrowed Shares, will be held for a period of two years from the Effective Time during which time they will be subject to claims by the Registrant and I-FlowSub to satisfy the obligations of InfuSystems, VMI and the shareholders of InfuSystems and VMI under the Agreement (subject to the possible earlier release of a portion of the Escrowed Shares in connection with collection by I-FlowSub of certain accounts receivable). At each of the six month, one year, eighteen month and two year anniversary of the closing, if the value of the Registrant's common stock at such time is less than the value of the Registrant's common stock as of the closing ($2.98 per share), then the Registrant will be obligated to pay additional amounts as merger consideration. The additional amounts, if any, will be calculated pursuant to the formula set forth in Section 1.6(a)(ii) of the Agreement. At the Registrant's election, the Registrant may pay such additional merger consideration, if any, by the issuance of additional shares of the Registrant's common stock, in cash, or any combination thereof.

In accordance with the terms of the Agreement, 59,395 shares of the Registrant's common stock were issued to Amherst Capital Partners, L.L.C. ("Amherst"), investment banker for InfuSystems and VMI, as payment of Amherst's fees and expenses in connection with the Merger. In addition, in accordance with the terms of the Agreement, the Registrant paid $50,000 to Cohen & Ellias, P.C., counsel for VMI and InfuSystems, as partial payment of the fees and expenses of Cohen & Ellias, P.C. incurred in connection with the Merger.

The amount of consideration paid in the Merger was determined through negotiations between the parties. The terms of the Merger were approved by the Boards of Directors

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and shareholders of I-FlowSub, InfuSystems and VMI and by the Board of Directors
of the Registrant.

There is no material relationship between InfuSystems, VMI and the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of any such director or officer. Steven E. Watkins, former president of VMI and InfuSystems, has been appointed president of I-FlowSub and has entered into an employment agreement with I-FlowSub.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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(a) Financial Statements of Businesses Acquired.

    It is impracticable to provide the required Financial Statements of InfuSystems and VMI prepared pursuant to Regulation S-X, including a manually-signed accountants' report, at the time of filing this report on Form 8-K. The Financial Statements will be filed as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after the date by which this report must be filed.

(b) Pro Forma Financial Information.

    It is impracticable to provide the required pro forma financial information at the time of the filing of this report on Form 8-K. The pro forma financial information will be filed as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after the date by which this report must be filed.

(c) Exhibits.

      Exhibit   Description
      -------   -----------
        2.1     Agreement and Plan of Merger by and among I-Flow Corporation,
                I-Flow Subsidiary, Inc., Venture Medical, Inc., and InfuSystems
                II, Inc. and the Shareholders of Venture Medical, Inc. and
                InfuSystems II, Inc.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        I-FLOW CORPORATION


Date:  February 18, 1998                By:    /s/ Donald M. Earhart
                                           ---------------------------------
                                           Donald M. Earhart
                                           President and Chief Executive Officer

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                                  EXHIBIT INDEX

      Exhibit
       Number   Description
       ------   -----------
        2.1*    Agreement and Plan of Merger by and among I-Flow Corporation,
                I-Flow Subsidiary, Inc., Venture Medical, Inc., and InfuSystems
                II, Inc. and the Shareholders of Venture Medical, Inc. and
                InfuSystems II, Inc.




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*Exhibit 2.1 contains a list of the schedules and exhibits to such document.
 I-Flow Corporation agrees to furnish a supplementary copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

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